Exhibit 23.5

Consent of Independent Auditors

Community Bank of Bergen County, NJ

Rochelle Park, New Jersey

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Sussex Bancorp of our report dated March 17, 2017, relating to the consolidated financial statements of Community Bank of Bergen County, NJ and Subsidiaries which is contained in that Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

New York, New York

July 24, 2017